As filed with the Securities and Exchange Commission on May 3, 2001.
                                                       Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ___________

                           Lennox International Inc.
            (Exact name of Registrant as specified in its charter)


          Delaware                                             42-0991521
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)


                 2140 Lake Park Blvd., Richardson, Texas 75080
         (Address of principal executive offices, including zip code)
                                  ___________

           Employee Stock Purchase Plan of Lennox International Inc.
                           (Full Title of the Plan)
                                  ___________

                             Carl E. Edwards, Jr.
                           Executive Vice President,
                       Chief Legal Officer and Secretary
                           Lennox International Inc.
                             2140 Lake Park Blvd.
                            Richardson, Texas 75080
                    (Name and address of agent for service)

                                (972) 497-5000
         (Telephone number, including area code, of agent for service)
                                  ___________

                        CALCULATION OF REGISTRATION FEE


                                                  Proposed maximum        Proposed maximum
 Title of securities         Amount to be         offering price per     aggregate offering          Amount of
  to be registered            registered               share (2)             price (2)            registration fee
------------------------------------------------------------------------------------------------------------------
  Common Stock, par
value $0.01 per share     1,750,000 shares (1)          $10.59              $18,532,500               $4,633
==================================================================================================================


(1) Each share of Common Stock issued by the Registrant has one associated non-detachable right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock.
(2) Calculated pursuant to Rule 457 (c) and (h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 26, 2001.

                     REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, solely to register the issuance of up to 1,750,000 additional shares of Common Stock of Lennox International Inc. (the "Company") pursuant to the Employee Stock Purchase Plan of Lennox International Inc., as amended. The Company previously filed a Registration Statement on Form S-8 (File No. 333-83959) covering 825,000 shares of its Common Stock authorized for issuance under such plan. Except as supplemented by the information set forth below, the contents of that earlier Registration Statement are incorporated herein by reference.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 5.   Interests of Named Experts and Counsel.

     Carl E. Edwards, Jr., the Executive Vice President, Chief Legal Officer and Secretary of the Company, has passed on the legality of the shares of Common Stock offered hereby for the Company. As of April 30, 2001, Mr. Edwards beneficially owned 124,216 shares of Common Stock and held options to purchase an additional 209,319 shares of Common Stock, of which options covering 101,216 shares were exercisable.

Item 8.   Exhibits.

     4.1 Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-75725) (the "S-1") and incorporated herein by reference)

     4.2 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference)

     4.3 Specimen of certificate representing Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the S-1 and incorporated herein by reference)

     4.4  Employee Stock Purchase Plan of Lennox International Inc. (filed as
          Exhibit 4.4 to the Company's Registration Statement on Form S-8 (File No. 333-83959) and incorporated herein by reference)

     4.5 Amendment to Employee Stock Purchase Plan dated December 15, 2000 (filed herewith)

     5 Opinion of Carl E. Edwards, Jr., Esq., Executive Vice President, Chief Legal Officer and Secretary of the Company (filed herewith)

    23.1  Consent of Arthur Andersen LLP (filed herewith)

    23.2  Consent of Carl E. Edwards, Jr., Esq. (included in Exhibit 5)

    24 Power of Attorney (included on the execution page of this Registration Statement)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 2nd day of May 2001.

                                       LENNOX INTERNATIONAL INC.



                                       By: /s/ Robert E. Schjerven
                                           ---------------------------
                                               Robert E. Schjerven
                                               Chief Executive Officer



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lennox International Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, hereby constitutes and appoints Robert E. Schjerven, Richard A. Smith and Carl E. Edwards, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 2, 2001.

Signature                                     Title


/s/ Robert E. Schjerven            Chief Executive Officer and
---------------------------        Director (Principal Executive Officer)
Robert E. Schjerven


/s/ Richard A. Smith               Executive Vice President and Chief Financial
---------------------------        Officer (Principal Financial Officer)
Richard A. Smith


/s/ John J. Hubbuch                Vice President, Controller and Chief
---------------------------        Accounting Officer (Principal Accounting
John J. Hubbuch                    Officer)



/s/ John W. Norris, Jr.            Chairman of the Board of Directors
---------------------------
John W. Norris, Jr.


/s/ Linda G. Alvarado              Director
---------------------------
Linda G. Alvarado



---------------------------        Director
David H. Anderson


/s/ Richard W. Booth               Director
---------------------------
Richard W. Booth


/s/ Thomas W. Booth                Director
---------------------------
Thomas W. Booth


/s/ David V. Brown                 Director
---------------------------
David V. Brown


/s/ James J. Byrne                 Director
---------------------------
James J. Byrne


/s/ Janet K. Cooper                Director
---------------------------
Janet K. Cooper

                                   Director
---------------------------
C. L. (Jerry) Henry


                                   Director
---------------------------
John E. Major


                                   Director
---------------------------
John W. Norris III


/s/ William G. Roth                Director
---------------------------
William G. Roth


                                   Director
---------------------------
Terry D. Stinson


/s/ Richard L. Thompson            Director
---------------------------
Richard L. Thompson

                                 EXHIBIT INDEX

Exhibit
Number         Description

  4.1 Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-75725) (the "S-1") and incorporated herein by reference)

  4.2 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference)

  4.3 Specimen of certificate representing Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the S-1 and incorporated herein by reference)

  4.4     Employee Stock Purchase Plan of Lennox International Inc. (filed as
          Exhibit 4.4 to the Company's Registration Statement on Form S-8 (File No. 333-83959) and incorporated herein by reference)

  4.5 Amendment to Employee Stock Purchase Plan dated December 15, 2000 (filed herewith)

  5 Opinion of Carl E. Edwards, Jr., Esq., Executive Vice President, Chief Legal Officer and Secretary of the Company (filed herewith)

  23.1    Consent of Arthur Andersen LLP (filed herewith)

  23.2    Consent of Carl E. Edwards, Jr., Esq. (included in Exhibit 5)

  24 Power of Attorney (included on the execution page of this Registration Statement)